UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/16/2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 16, 2007, Analytical Surveys, Inc., a Colorado corporation, entered into an Agreement and Plan of Merger dated as of March 16, 2007 (the "Merger Agreement"), with Ecowood, Inc., a Texas corporation (“Ecowood”) pursuant to which a wholly-owned subsidiary of the Company (“Merger Sub”) will merge with and into Ecowood (the "Merger"), with Ecowood continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $.001 per share, of Ecowood, other than any such shares owned by Ecowood, the Company or any of their respective subsidiaries, shall be cancelled and shall be converted automatically into the right to receive one share of the Company’s common stock. Ecowood has 31 million shares issued and outstanding.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of a majority of the votes cast by the Company's shareholders entitled to vote thereon, approval of the merger and the listing of additional shares by The NASDAQ Stock Market, and the Company’s satisfaction of its due diligence of Ecowood. The Merger
Agreement also contains customary representations, warranties, and covenants of the Company, Merger Sub, and Ecowood.

The foregoing descriptions of the Merger Agreement does not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which are filed hereto as Exhibit 2.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION

In connection with the proposed merger and required shareholder approval, the Company will file a proxy statement with the Securities and Exchange Commission, which will be mailed to the stockholders of the Company. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to, if by mail, Analytical Surveys, Inc., Attn: Investor Relations, 8610 North New Braunfels, Suite 205, San Antonio, Texas 78217, (210) 657-1500.

The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger, information regarding the interests of such directors and executive officers was included in the Company's [Form 10-KSB for the fiscal year ended September 30, 2006], and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from the Company by directing such request to, if by mail, Analytical Surveys, Inc., Attn: Investor Relations, 8610 North New Braunfels, Suite 205, San Antonio, Texas 78217, (210) 657-1500.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

2.1 Agreement and Plan of Merger dated March 22, 2007, by and among Analytical Surveys, Inc, ANLT Acquisition Sub, Ecowood, Inc, and the Shareholders of Ecowood, Inc., as amended.

99.1 Press Release issued by the Company dated March 19, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALYTICAL SURVEYS, INC.

Date: March 22, 2007	By:	/s/ Lori Jones
Lori Jones
Title CEO

Exhibit Index

Exhibit No.	Description
EX 2.1	Agreement and Plan of Merger dated March 22, 2007, by and among Analytical Surveys, Inc, ANLT Acquisition Sub, Ecowood, Inc, and the Shareholders of Ecowood, Inc., as amended.
EX 99.1	Press Release issued by the Company dated March 19, 2007